8 October 2004 United States Securities and Exchange Commission 450 Fifth Street, N.W. Washington DC USA 20549

FISHER HOFFMAN PKF (JHB) INC.
(REG. NO. 1994/001166/21)
CHARTERED ACCOUNTANTS (SA)
REGISTERED ACCOUNTANTS & AUDITORS

FHS House 15 Girton Road
Parktown 2193 South Africa

Postnet Suite 200
Private Bag X30500 Houghton 2041

Email info@fhpkfjhb.co.za
Website www.fisherhoffmanpkf.co.za
Docex 135, Jhb
Fax (+27 11) 484-1721
Telephone (+27 11) 480-2300

To whom it may concern

NET 1 UEPS TECHNOLOGIES INC – FORM 10-K FOR THE FISCAL YEAR ENDED
30 JUNE 2004

We have read paragraphs 2 and 3 of Item 9 of Net 1 UEPS Technologies Inc report on Form 10-K, which read as follows:

               "Fisher Hoffman's reports on Aplitec's consolidated financial statements for the 2003 and 2002 fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles except as noted therein with regards the segment report and earnings per share disclosures.

During Aplitec's 2003 and 2002 fiscal years and through November 30, 2003 (the date of Aplitec's annual report adjusted for the US GAAP adjustments for the year ended June 30, 2003), there were no disagreements with Fisher Hoffman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Fisher Hoffman's satisfaction, would have caused them to make reference to the subject matter in connection with their report on Aplitec's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of SEC Regulation S-K."

We confirm that we are in agreement with the aforementioned statements.

Yours faithfully

/s / Fisher Hoffman PKF (jhb) Inc.

FISHER HOFFMAN PKF (JHB) INC

Directors: IG Abbott A Berkowitz JM Borowitz G Chaitowitz DA Church JA Craner EE du Plessis SS Gamsu N Geldenhuys AJ Hannington WJ Impey PJ Katzenellenbogen FH Kluever RJ Lawson IM Lipworth VH Potgieter Practising consultants: Dr RJE Beale RC Hoffman A van den Berg J Ware Consultant: Dr L Konar
Fisher Hoffman PKF is a member firm of PKF International Limited. The regional network of independant financial services providers practising under the style of "Fisher Hoffman PKF" are separate incorporated entities and practise entirely independently of each other in Bloemfontein, Cape Town, Durban, Johannesburg, Newlands, Port Elizabeth, Pretoria, Welkom, Botswana, Namibia and Swaziland.